UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2007

Island Residences Club, Inc.
(Exact name of registrant as specified in charter)

DE	000-49978	20-2443790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4465 Pacific Coast Highway B306, Torrance, CA 90505
(Address of principal executive offices)

(310) 498-5567
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01. Changes in Registrant’s Certifying Accountant

On August 16, 2007, Island Residences Club, Inc. (the “Company”) dismissed the accounting firm of Kabani & Company, Inc., Certified Public Accountants (“Kabani”).  The decision to change auditors was approved by the Company’s board of directors. Kabani previously issued on September 12, 2006, its report on the Company’s financial statements for the year ended May 31, 2006 and for the period ended May 31, 2005. Kabani’s reports for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles, except that the reports contained a disclosure expressing substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period preceding Kabani’s dismissal, there were no disagreements with Kabani on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Kabani’s satisfaction, would have caused Kabani to make reference to the subject matter of the disagreements in connection with its reports, nor were there any “reportable events” as provided in Item 304(a)(1)(iv) of Regulation S-B.

The Company provided Kabani with a copy of this disclosure on Form 8-K prior to filing it with the Securities and Exchange Commission (“SEC”), and requested that Kabani furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made in this disclosure, and if not, stating the aspects with which it does not agree. A copy of the letter provided by Kabani, dated September 10, 2007, is attached to this Form 8-K as Exhibit 16.1.

On September 10, 2007, the Company engaged Millennium Resource Alternatives, LLC (“Millennium”) as its independent registered public accounting firm, pursuant to approval by the Company’s board of directors. Prior to their engagement, Millennium was not consulted on any matter relating to the application of accounting principles to a specific transaction, whether completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

16.1 Letter on change in certifying accountant from Kabani & Company, Inc., Certified Public Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	(Registrant):	Island Residences Club, Inc.

Date: September 11, 2007	(Signature):	/s/Graham Bristow
Graham Bristow
Chief Executive Officer

Exhibit Index

16.1

 Letter on change in certifying accountant from Kabani & Company, Inc., Certified Public Accountants